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                      THE MIDLAND COMPANY AND SUBSIDIARIES
                  EXHIBIT (21) - SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2001


     The subsidiaries of the Registrant as of December 31, 2001, all of which are included in the consolidated financial statements, are as follows:
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                                                                                                          PERCENTAGE
                                                                                     STATE OF             OF VOTING
                                                                                   INCORPORATION         STOCK OWNED
                                                                                 ------------------    -----------------
M/G Transport Services, Inc.                                                           Ohio                  100
Midland - Guardian Co.                                                                 Ohio                  100
MGT Services, Inc.                                                                     Ohio                  100

SUBSIDIARIES OF MIDLAND - GUARDIAN CO.:
American Modern Insurance Group, Inc.                                                  Ohio                  100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company                                                 Ohio                  100
American Family Home Insurance Company                                                Florida                100
American Modern Life Insurance Company                                                 Ohio                  100
Lloyds Modern Corporation                                                              Texas                 100
American Modern Home Service Company                                                   Ohio                  100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.:
American Modern Lloyds Insurance Company                                               Texas                 100
American Southern Home Insurance Company                                              Florida                100
American Western Home Insurance Company                                              Oklahoma                100
G.U.I.C. Insurance Company                                                             Ohio                  100


     The name of 15 wholly - owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.